UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2010

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Logic Drive

San Jose, California 95124

(Address of principal executive offices, including zip code)

(408) 745-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, the Board of Directors (the “Board”) of SonicWALL, Inc. (“SonicWALL”) terminated the SonicWALL Annual Bonus Program (the “Bonus Program”) for fiscal year 2010, effective July 1, 2010. Certain employees of SonicWALL, including those certain named executive officers (“NEOs”) identified below, were participants in the Bonus Program.

In connection with terminating the Bonus Program, the Board approved an aggregate bonus pool of $1,550,000 (an amount commensurate to the accrual through June 30, 2010 under the Bonus Program) to be paid to certain employees of SonicWall, including the participating NEOs, as determined by SonicWALL’s Chief Executive Officer upon consultation with the Compensation Committee of the Board and solely by the Compensation Committee with respect to payments to Matthew Medeiros, with all payments subject to forfeiture if the recipient of such payment voluntarily terminates his or her employment without good reason on or prior to January 31, 2011. The amounts payable to the NEOs participating in the Bonus Program are as follows:

Matthew Medeiros, President and Chief Executive Officer	$250,000
Robert D. Selvi, Chief Financial Officer	$250,000
Robert B. Knauff, Vice President, Finance, Controller and Chief Accounting Officer	$61,250
Marvin C. Blough, Vice President, Worldwide Sales	$31,250

All payments under the Bonus Program, net of tax withholdings, will become payable on or after January 31, 2011.

On July 21, 2010, the Board irrevocably terminated the SonicWALL Non-Qualified Deferred Compensation Plan (the “DCP”), in which all members of the Board, NEOs and other members of senior management were eligible to participate, effective July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: July 22, 2010	By:	/S/ ROBERT D. SELVI
	Name:	Robert D. Selvi
	Title:	Chief Financial Officer